UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MIDD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2022, The Middleby Corporation, a Delaware corporation (the “Company”), held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). There were a total of 54,391,771 outstanding shares of common stock entitled to vote at the Annual Meeting, of which 47,831,513 were present or represented by proxy. At the Annual Meeting, the Company’s stockholders cast their votes as described below. The proposals are described in the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on March 31, 2022.

1.	ELECTION OF DIRECTORS

Proposal one was the election of seven (7) directors. The shares present were voted as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Gordon O’Brien	43,086,965	2,244,878	37,991	2,461,679
Timothy J. FitzGerald	45,052,424	279,657	37,753	2,461,679
Sarah Palisi Chapin	43,382,024	1,946,724	41,086	2,461,679
Cathy L. McCarthy	44,166,238	1,166,318	37,278	2,461,679
John R. Miller III	40,712,566	4,619,361	37,907	2,461,679
Robert A. Nerbonne	44,089,931	1,242,239	37,664	2,461,679
Nassem Ziyad	45,178,415	137,861	53,558	2,461,679

Pursuant to the foregoing votes, all seven nominees listed above were elected to the Company’s Board of Directors to serve until the Company’s 2023 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal two was the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The shares present were voted as follows:

FOR: 41,842,148	AGAINST: 3,490,486	ABSTAIN: 37,200	BROKER NON-VOTES: 2,461,679

Pursuant to the foregoing votes, proposal two was approved on an advisory basis.

3.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal three was the ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2022. The shares present were voted as follows:

FOR: 47,658,098	AGAINST: 142,536	ABSTAIN: 30,879	BROKER NON-VOTES: 0

Pursuant to the foregoing votes, proposal three was approved.

Item 8.01. Other Events.

On May 16, 2022, the Board of Directors of the Company authorized the repurchase of up to an additional 2,500,000 shares of the Company’s common stock under the Company’s existing share repurchase program (the “Repurchase Program”). As previously reported, in November 2017, the Board of Directors of the Company authorized the repurchase in the aggregate of up to 2,500,000 shares of the Company’s common stock under the Repurchase Program. As of April 2, 2022, 2,027,577 shares had been purchased under the Repurchase Program and 472,423 shares remained authorized for repurchase.

Purchases under the Repurchase Program may be made from time to time in the open market, through privately negotiated transactions, block transactions or otherwise, as determined by the Chief Executive Officer, the Chief Financial Officer, the Chief Risk and Administration Officer, Treasurer and Secretary or any other executive officer of the Company.

The Repurchase Program does not obligate the Company to acquire any particular amount of common stock. Future repurchases, if any, will depend on factors such as levels of cash generation from operations, cash requirements for investment in the Company’s business, repayment of future debt, if any, then current stock price, market conditions, securities law limitations and other factors. The Repurchase Program may be suspended, modified or discontinued at any time, but the authorization is of an open-ended term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: May 19, 2022	By:	/s/ Bryan E. Mittelman
Bryan E. Mittelman
Chief Financial Officer